SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2007

Hybrook Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401-1917 West 4th Ave., Vancouver, BC Canada	V6T 1M7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-232-8833

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Section 8 - Other Events

Item 8.01 Other Events.

On September 4, 2007, our board of directors appointed Peter Moore to serve as Corporate Secretary of the Company.

Mr. Moore has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. There are no family relationships between Mr. Moore and any of our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Business Experience of Peter Moore:

Peter Moore is the founder and owner of Moore Security an unincorporated firm located in Burnaby, British Columbia. The firm installs and services alarms and securities systems in the greater Vancouver area. Mr. Moore has also served in different capacities on the Board of Directors of the Canadian Alarm and Security Association from 1991 to 2004. He served as President and Past President of the Vancouver Executive Association for the years 2005 and 2006 respectively. Mr. Moore currently serves as advisor to the Advisory Committee for Alarm Systems, British Columbia Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hybrook Resources Corp.

/s/Les. D. Scott
Les D. Scott
Chief Executive Officer

Date: September 4, 2007